EXHIBIT 99.1

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Platinum Energy Resources, Inc.

We have audited the accompanying balance sheets of Platinum Energy Resources, Inc. (a development stage enterprise) (the “Company”) as of October 28, 2005 and June 30, 2005, and the related statements of operations, changes in stockholders’ equity, and cash flows for the periods April 25, 2005 (inception) to October 28, 2005 and April 25, 2005 (inception) to June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Platinum Energy Resources, Inc. (a development stage enterprise) as of October 28, 2005 and June 30, 2005, and the results of its operations and its cash flows for the periods April 25, 2005 (inception) to October 28, 2005 and April 25, 2005 (inception) to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP
New York, New York
October 28, 2005

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

BALANCE SHEETS

ASSETS	October 28, 2005	June 30, 2005
Current Assets
Cash	$1,350,689	$82,191
Cash held in trust	105,408,000	–
Prepaid expenses	15,984	–
Total Current Assets	106,774,673	82,191
Deferred offering costs	–	149,090
Total Assets	$106,774,673	$231,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$94,920	$36,093
Advance from stockholder	10,208	–
Note payable - Stockholder	180,000	175,000
Total Current Liabilities	285,128	211,093

Common stock, subject to possible redemption, 2,878,560 shares at conversion value	21,071,059	–

Commitments

Stockholders’ Equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized, -0- issued	–	–
Common stock, $.0001 par value; 75,000,000 shares authorized, 18,000,000 share (which includes 2,878,560 shares subject to possible conversion) and 3,600,000 shares issued and outstanding, respectively	1,800	360
Additional paid-in capital	85,423,954	24,640
Deficit accumulated during the development stage	(7,268)	(4,812)
Total Stockholders’ Equity	85,418,486	20,188
Total Liabilities and Stockholders’ Equity	$106,774,673	$231,281

The accompanying notes are an integral part of these financial statements.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

	April 25, 2005 (Inception) to October 28, 2005	April 25, 2005 (Inception) to June 30, 2005

Formation costs	$1,000	$1,000
Interest expense - stockholder	3,412	1,093
Other expenses	2,856	2,719
Net loss	$(7,268)	$(4,812)
Weighted Average Shares Outstanding	3,677,419	3,600,000
Basic and Diluted Net Loss Per Share	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period from April 25, 2005 (Inception) to October 28, 2005

				Deficit
			Additional	during the	Total
	Common stock		paid-in	development	stockholders’
	Shares	Amount	capital	stage	equity

Common shares issued to founders for cash, May 6, 2005 at $.0077 per share	3,250,000	$325	$24,675	$—	$25,000
Retroactive effect of common stock dividend, declared September 23, 2005	1,250,000	125	(125)	—	—
Retroactive effect of four-for-five reverse stock split effected October 21, 2005	(900,000)	(90)	90	—	—

Net loss for period	—	—	—	(4,812)	(4,812)
Balance at June 30, 2005	3,600,000	360	24,640	(4,812)	20,188
Sale of 14,400,000 units, net of underwriters’ discount and offering expenses (includes 2,878,560 shares subject to possible conversion)	14,400,000	1,440	106,470,273	—	106,471,713
Proceeds subject to possible conversion of 2,878,560 shares	—	—	(21,071,059)	—	(21,071,059)
Proceeds from issuance of option	—	—	100	—	100
Net loss for period-July 1, 2005 to October 28, 2005	—	—	—	(2,456)	(2,456)
Balance at October 28, 2005	18,000,000	$1,800	$85,423,954	$(7,268)	$85,418,486

The accompanying notes are an integral part of these financial statements.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

	Period from April 25, 2005 (Inception) to October 28, 2005	Period from April 25, 2005 (Inception) to June 30, 2005
Cash Flows From Operating Activities
Net loss	$(7,268)	$(4,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses	(15,984)	–
Accrued expenses	94,920	1,093
Advance from stockholder	10,208	–
Net cash provided by (used in) operating activities	81,876	(3,719)

Cash Flows From Investing Activities
Cash held in Trust Fund	(105,408,000)	–
Net cash used in investing activities	(105,408,000)	–

Cash Flows From Financing Activities
Proceeds from the sale of common stock	25,000	25,000
Proceeds from note payable-stockholder	180,000	175,000
Gross proceeds of public offering	115,200,000	–
Payments of costs of public offering and deferred offering costs	(8,728,287)	(114,090)
Proceeds from issuance of stock option	100	–
Net cash provided by financing activities	106,676,813	85,910

Net Increase in Cash	1,350,689	82,191

Cash - Beginning of the Period	–	–

Cash - End of Period	$1,350,689	$82,191

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-Cash Investing and Financing Activities:
Deferred offering cost accrued and deferred	$–	$35,000

The accompanying notes are an integral part of these financial statements.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Organization, Business and Operations

Platinum Energy Resources, Inc. (a development stage enterprise) (the “Company”) was incorporated in Delaware on April 25, 2005 as a blank check company with the objective of acquiring an operating business in the energy industry.

At October 28, 2005, the Company had not yet commenced any operations. All activities for the period April 25, 2005 (inception) through October 28, 2005 relate to the Company’s formation and the completion of the public offering described below. The Company selected December 31 as its year-end.

Effective September 23, 2005, the Board of Directors approved a common stock dividend of .3846153 common shares for each one common share held. This resulted in the issuance of an additional 1,250,000 common shares. In addition, a four-for-five reverse stock split was approved by the Board of Directors on October 21, 2005, which resulted in a reduction of 900,000 issued and outstanding common shares. These transactions have been given retroactive effect in the accompanying financial statements.

The registration statement of the Company’s initial public offering (“Offering”) was declared effective on October 24, 2005. The Company consummated the Offering on October 28, 2005 and received net proceeds of approximately $106,472,000. See Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business in the energy industry (“Business Combination”). There is no assurance that the Company will be able to successfully affect a Business Combination. An amount of $105,408,000 of the net proceeds is being held in a trust account (“Trust Account”) and invested in United States Treasury Bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of the consummation of its first Business Combination or liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their 3,600,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination that is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Founding Stockholders.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering as discussed in Note 3).

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $2,500. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at October 28, 2005.

The effective tax rate differs from the statutory rate of 34% due to an increase in the valuation allowance.

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Concentration of Risk

At October 28, 2005, the Company has cash balances in banks in excess of the maximum amount insured by the FDIC.

NOTE 3 - Initial Public Offering

On October 28, 2005, the Company sold to the public 14,400,000 units (“Units”) at an offering price of $8.00 per Unit. An additional 2,160,000 Units may be sold as over-allotments, if any, in the 45-day period after the closing date of October 28, 2005. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable, upon written consent of the representative of the underwriters, at a price of $.01 per Warrant upon thirty (30) days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $10.20 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the offering, the Company issued an option, for $100, to the representatives of the underwriters (“Representatives”) to purchase up to 720,000 Units at an exercise of $10 per Unit. The Units issuable upon exercise of this option are identical to those described in the preceding paragraph, except that the Warrants underlying the Units will be exercisable at $7.50 per share. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a business combination and one year from the effective date (October 24, 2005) of the offering and expiring five years from that date of the related prospectus. The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Initial Public Offering (continued)

use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

The option and the 720,000 units, the 720,000 shares of common stock and the 720,000 warrants underlying such units, and the 720,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. Although the purchase option and its underlying securities are intended to be registered under the Offering documents, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the Offering with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the option. The Company would be obligated to bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the optionholders themselves.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this option is approximately $ 2,412,000 ($.168 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 49.65%, (2) risk-free interest rate of 4.34% and (3) expected life of 5 years.

The volatility calculation of 49.65% is based on the 365-day average volatility of a representative sample of seven (7) companies with an average market capitalizations of $407 million, ranging from $309 million to $595 million, that Management believes are engaged in the oil and gas energy and production industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because Management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. A one-year period was selected as being representative of the current environment and market valuations for companies in this sector. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

NOTE 4 - Deferred Offering Costs

Deferred offering costs consist principally of underwriting fees, legal, auditing, accounting, registration fees and Blue Sky fees incurred through June 30, 2005 that are related to the Offering described in Note 3. These costs were charged to additional paid-in capital upon the consummation of the Offering on October 28, 2005. Certain excess fees paid are included in prepaid expenses as of October 28, 2005.

NOTE 5 - Note Payable - Stockholder

The Company had balances amounting to $175,000 and $180,000 as of June 30, 2005 and October 28, 2005, respectively, from the proceeds of a note payable issued to Mark Nordlicht, an officer and stockholder of the Company. The note bears interest at 4% per annum and is payable on the earlier of May 5, 2006 or the consummation of the Offering. Accrued expenses include $3,412 and $1,093 of accrued interest expense related to the note through October 28, 2005 and June 30, 2005, respectively.

PLATINUM ENERGY RESOURCES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Commitments

The Company presently occupies office space provided by an affiliate of a Founding Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such office space and services commencing on the effective date of the Offering. Upon completion of a business combination or the distribution of the trust account to the public stockholders, the Company will no longer be required to pay this monthly fee.

The Company has engaged Casimir Capital L.P. (“CCLP”), the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the CCLP for bona fide services rendered, a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of an effective prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the Representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for its securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

NOTE 7 - Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.